Exhibit 99.1

[Digital Insight Logo]

DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS;

STRONG GROWTH IN INTERNET BANKING USERS DRIVES RECORD REVENUES, EPS AND CASH FLOW

CALABASAS, Calif. (July 24, 2003)—Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com) today announced record results for its second quarter ended June 30, 2003.

Revenues for the second quarter ended June 30, 2003 increased 16% to $37.3 million from $32.1 million for the quarter ended June 30, 2002. Under Generally Accepted Accounting Principles (GAAP), the Company reported net income of $3.6 million, or $0.11 per diluted share, in the second quarter compared to a net loss of $0.3 million, or ($0.01) per share, for the second quarter of 2002. On a non-GAAP basis, pro forma net income increased 153 percent to $5.0 million, or $0.15 per diluted share, from pro forma net income of $2.0 million, or $0.06 per share, in the second quarter of 2002. A reconciliation of non-GAAP pro forma results to GAAP results is provided as part of this press release.

Cash flow from operations in the second quarter was $9.8 million, a 57% increase from operating cash flow of $6.3 million in the second quarter of 2002, and was driven by the Company’s higher profitability in 2003 and continuing reductions in net accounts receivable.

“Digital Insight demonstrated solid execution across the board in the second quarter, as our revenues, EPS and cash flow each came in ahead of Wall Street expectations,” commented Digital Insight Chairman, President and CEO John Dorman. “The primary catalyst for our strong results continues to be robust trends in end user adoption, which is the single most important driver of our business model. Importantly, as demonstrated by our numbers, the leverage in our business model allows us to convert solid revenue growth from these favorable trends into even stronger growth in profitability.”

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“Significant new contract activity during the second quarter is another encouraging indicator of Digital Insight’s business momentum, including 27 financial institutions that will convert to our Internet banking product from competitive platforms and five new customers with over $1 billion in assets,” Dorman continued. “Most notably, we landed a highly strategic win with Mercantile Bankshares, a multibank holding company with regional banks located throughout the Northeast. Mercantile’s decision to convert all of its member institutions to Digital Insight from an in-house platform is a major endorsement of our capabilities, especially the market-leading breadth of product features available on our AXIS® Internet Banking solution.”

“After the quarter’s end, we significantly expanded our strategic partnership with Fiserv, the market leader in core data processing,” Dorman concluded. “The new terms of the alliance expand the revenue-share agreement to include several more Digital Insight products and two additional Fiserv core processing platforms not covered under the previous contract. With an expanded commitment from our largest core processing partner, coupled with encouraging trends in end user adoption and client retention, we are raising our 2003 financial guidance from prior projections.”

Balance Sheet Highlights

At June 30, 2003, cash and investments increased to $76.3 million from $66.4 million at March 31, 2003, reflecting strong cash flow from operations. Working capital increased to $73.0 million from $64.6 million at March 31, 2003, and the Company remains debt-free.

2003 Financial Guidance

Third Quarter 2003 Business Outlook		Expected Growth vs. Q3 2002

Revenues	$38.6 – $39.1 million	14 –15%

Non-GAAP Pro forma EPS	$0.16 – $0.17	45 –55%

Equivalent GAAP EPS	$0.12 – $0.13	140 – 160%

Full Year 2003 Business Outlook		Expected Growth vs. FY 2002

Revenue	$151 – $153 million	16 – 17%

Non-GAAP Pro forma EPS	$0.61 – $0.63	91 – 97%

Equivalent GAAP EPS	$0.43 – $0.45	N / A

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2003 Guidance Assumptions

The Company’s EPS guidance assumes state tax expense (of approximately $0.01 per share in the 2003 third quarter and $0.06 per share for the 2003 year) as a result of California’s decision to temporarily prohibit the use of prior years’ operating loss “carry-forwards” to offset taxable net income in 2003. Pro forma EPS excludes charges of $0.04 per share in the 2003 third quarter and $0.18 per share in the full year for amortization of intangibles.

Reconciliation of Non-GAAP Pro Forma to GAAP Results and GAAP Outlook

The Company provides non-GAAP pro forma operating results as a supplement to its GAAP financial results. The Company’s non-GAAP pro forma results exclude the following charges from the Company’s statements of operations:

—	Non-cash charges related to amortization of intangible assets

—	Non-cash charges related to stock-based compensation

—	Merger-related charges

—	Restructuring-related charges

—	Impairment charges

—	Cumulative effect of change in accounting methods

A detailed calculation of non-GAAP pro forma net income and pro forma net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

Webcast

A live webcast of the conference call discussing the second quarter results is scheduled for 5:00 p.m. EDT on Thursday, July 24, 2003, and is accessible at www.digitalinsight.com. The conference call will contain forward-looking statements and other material information. A replay of the webcast will be available until August 30, 2003.

About Digital Insight

Digital Insight® Corporation is a leading eFinance enabler for visionary financial institutions. Through its comprehensive portfolio of outsourced, Internet-based financial products and services built upon the Company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight provides retail and commercial Internet banking, electronic bill payment and presentment, eCommerce portal technology, wireless channel delivery, advanced targeted marketing, website development and maintenance, as well as online and call center lending services. Each Digital Insight product and service reinforces the brands of its client financial institutions.

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Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the third quarter of 2003 and for the full year 2003; expectation of sustaining or growing GAAP or pro forma net income; expectation of continued growth in Internet banking end users; the continued success of the Company’s marketing programs to encourage end-user adoption; expectation of gaining new contracts and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; and other statements relating to future revenues, earnings, and Company performance. Such forward-looking statements are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations in the third quarter of 2003 and the full year 2003 may fall short of the guidance provided herein, as well as other risk factors detailed in the Company’s latest annual report on Form 10-K and other reports on file with the SEC. The Company undertakes no obligation to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674	(818) 878-6615
press.release@digitalinsight.com	erik.randerson@digitalinsight.com

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, expect for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002 (2)	2003	2002 (1) (2)
	(unaudited)		(unaudited)
Revenues	$37,262	$32,079	$72,769	$62,203
Costs and operating expenses
Cost of revenues (2)	17,872	16,771	35,299	32,668
Sales, general and administrative (2)	10,562	9,316	20,638	18,688
Research and development (2)	3,678	4,167	7,229	8,037
Amortization of intangible assets	1,414	1,455	2,828	2,898
Amortization of deferred stock-based compensation (3)	—	763	—	1,213
Restructuring and asset impairment charges	—	—	—	4,980

Total costs and operating expenses	33,526	32,472	65,994	68,484

Income (loss) from operations	3,736	(393)	6,775	(6,281)
Interest and other income, net	123	136	248	344

Net income (loss) before cumulative effect of change in accounting method and provision for income taxes	3,859	(257)	7,023	(5,937)
Provision for income taxes	304	—	616	—

Net income (loss) before cumulative effect of change in accounting method	3,555	(257)	6,407	(5,937)
Cumulative effect of change in accounting method (4)	—	—	—	(29,036)

Net income (loss)	$3,555	$(257)	$6,407	$(34,973)

Basic net income (loss) per share before cumulative effect of change in accounting method	$0.11	$(0.01)	$0.20	$(0.19)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.92)

Basic net income (loss) per share	$0.11	$(0.01)	$0.20	$(1.11)

Diluted net income (loss) per share before cumulative effect of change in accounting method	$0.11	$(0.01)	$0.19	$(0.19)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.92)

Diluted net income (loss) per share	$0.11	$(0.01)	$0.19	$(1.11)

Shares used in computing basic net income (loss) per share	32,615	32,095	32,541	31,657

Shares used in computing diluted net income (loss) per share	33,447	32,095	33,066	31,657

Non-GAAP Pro forma Results and Reconciliation to GAAP (5)
GAAP net income (loss)	$3,555	$(257)	$6,407	$(34,973)
Amortization of intangible assets	1,414	1,455	2,828	2,898
Amortization of deferred stock-based compensation	—	763	—	1,213
Restructuring and asset impairment charges	—	—	—	4,980
Cumulative effect of change in accounting method	—	—	—	29,036

Pro forma net income	$4,969	$1,961	$9,235	$3,154

Basic pro forma net income per share	$0.15	$0.06	$0.28	$0.10

Shares used in computing basic pro forma net income per share	32,615	32,095	32,541	31,657

Diluted pro forma net income per share	$0.15	$0.06	$0.28	$0.10

Shares used in computing diluted pro forma net income per share	33,447	33,354	33,066	33,093

(1)	The financial information for 2002 and 2003 includes the results of Virtual Financial Services, Inc. (“ViFi”), which was acquired on January, 28 2002. The consolidated statements of operations include the results of ViFi since the acquisition date.

(2)	To reflect the continuing evolution of the Company’s business operations, certain expense items were reclassified in 2003 as previously disclosed in April 2003. Results for the quarter and six months ended June 30, 2002 have been revised to conform with the 2003 presentation.

Previously reported amounts for the quarter and six months ended June 30, 2002, respectively, before the expense reclassifications, were: cost of revenues—$17,015 and $32,864; sales, general and administrative expenses—$8,379 and $17,147; and research and development—$4,860 and $9,382.

(3)	Consolidated statements of operations included in the Company’s Quarterly Report on Form 10-Q will report amortization of deferred stock-based compensation in the applicable expense categories (cost of revenues; sales, general and administrative; and research and development).

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(4)	Effect of the adoption of SFAS No.142, “Goodwill and Other Intangible Assets.”

(5)	See explanation above regarding the Company’s practice on reporting pro forma results.

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$70,582	$48,130
Short-term investments	5,698	26,249
Accounts receivable, net	17,206	17,899
Accumulated implementation costs	3,759	4,478
Prepaid and other current assets	2,501	5,655

Total current assets	99,746	102,411

Property and equipment, net	28,885	30,621
Goodwill and intangible assets, net	117,439	120,915
Accumulated implementation costs	4,388	4,841
Other assets	193	275

Total assets	$250,651	$259,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,209	$6,059
Accrued compensation and benefits	3,764	3,526
Customer deposits and deferred revenues	7,553	7,738
Line of credit Other accrued liabilities	— 9,017	6,765 17,853
Current portion of capital lease obligations	193	484
Current portion of long-term debt	—	938

Total current liabilities	26,736	43,363

Customer deposits and deferred revenues	5,538	6,037

Total liabilities	32,274	49,400

Common stock	33	32
Additional paid-in capital	388,935	386,629
Accumulated deficit	(170,591)	(176,998)

Total stockholders’ equity	218,377	209,663

Total liabilities and stockholders’ equity	$250,651	$259,063

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended June 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$6,407	$(34,973)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Cumulative effect of change in accounting method	—	29,036
Restructuring and asset impairment charges	—	4,980
Depreciation and amortization of property and equipment	6,339	6,278
Amortization of deferred stock-based compensation	—	1,213
Amortization of intangible assets	2,828	2,898
Changes in operating assets and liabilities, net of effect of acquisition	(3,384)	(5,948)

Net cash provided by operating activities	12,190	3,484

Cash flows from investing activities:
Net maturities (purchases) of investments	20,551	(2,033)
Acquisition of property and equipment	(4,603)	(3,250)
Acquisition of Virtual Financial Services, Inc.	—	(4,518)

Net cash provided by (used in) investing activities	15,948	(9,801)

Cash flows from financing activities:
Net repayments of debt	(7,993)	(3,493)
Net proceeds from issuance of common stock	2,307	4,598

Net cash provided by (used in) financing activities	(5,686)	1,105

Net increase (decrease) in cash and cash equivalents	22,452	(5,212)
Cash and cash equivalents, beginning of period	48,130	15,334

Cash and cash equivalents, end of period	$70,582	$10,122

Supplementary disclosures of cash flow information:
Cash paid during the period for interest	$54	$428

Effect of acquisition:
Changes in operating assets and liabilities	$—	$7,128
Goodwill and intangible assets	—	(57,352)
Long-term debt	—	3,750
Common stock issued in acquisition	—	41,956

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Digital Insight Corporation

Key Operating Data

	June 30, 2003	March 31, 2003	June 30, 2002
CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,306	1,285	1,253
Internet Banking Active End-Users	4,011,000	3,791,000	3,232,000
Potential End-Users	32,159,000	31,735,000	31,183,000
Penetration at Live Sites	12.5%	11.9%	10.4%

All Internet Banking Clients
Contracts	1,423	1,405	1,393
Potential End-Users	34,395,000	33,754,000	33,052,000

Online Bill Pay Metrics
Bill Pay Users	558,000	509,000	394,000
Bill Pay Penetration (of Internet Users)	13.9%	13.4%	12.2%

BUSINESS METRICS
Cash Management Contracts	515	525	531
Cash Management Corporate Customers	31,800	29,200	20,300

LENDING METRICS
Lending Contracts	209	201	158
Applications Processed (a)	155,000	138,000	118,000
CONTRACTED CLIENTS	1,651	1,622	1,609

REVENUE BY PRODUCT LINE
(in thousands) (a)
Internet Banking Revenue (b)	$32,864	$31,333	$28,045
Lending Revenue	$4,398	$4,174	$4,034
Total Revenue	$37,262	$35,507	$32,079

(a)	Quarterly totals for the respective three-month periods. All other information is at the period then-ended.

(b)	Includes both Consumer and Business revenues.